Exhibit 21.1
Bimini Capital Management, Inc.

Consolidated Subsidiaries of the Registrant
December 31, 2021

Consolidated subsidiaries included in the 2021 consolidated financial statements of Bimini Capital Management, Inc.
are:

Jurisdiction of
Organization

Percentage of
Voting Power
Royal Palm Capital,

LLC
Delaware

100.0
Bimini Advisors Holdings,

LLC
Maryland 100.0
Bimini Advisors, LLC Maryland 100.0
HomeStar SPV Holdings, Inc. Delaware

100.0
HS Special Purpose, LLC Delaware

100.0
Opteum Financial Services Corporation Pennsylvania

100.0
Opteum Mortgage Acceptance Corporation Delaware

100.0
Opteum SPV 2, LLC Delaware

100.0